Calculation of Filing Fee Tables
S-8
ECD Automotive Design, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary Shares	Other	15,000,000	$ 0.1437	$ 2,155,500.00	0.0001531	$ 330.01
Total Offering Amounts:						$ 2,155,500.00		$ 330.01
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 330.01
Offering Note
[1]	(1) Represents 15,000,000 shares of common stock, par value $0.001 per share (the "Common Stock") of ECD Automotive Design, Inc. (the "Company") issuable pursuant to the Company's 2023 Equity Incentive Plan. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. (2) The proposed maximum offering price per Ordinary Share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on $0.14375 per share of Common Stock, the average of the high and low prices for the Company's Ordinary Shares as quoted on the Nasdaq Capital Market on August 27, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A